EXHIBIT 4-e


                           [FORM OF FACE OF SECURITY]

                   TEMPORARY GLOBAL FLOATING RATE BEARER NOTE

BEARER                                                           BEARER
No. TGFL _____                                               [PRINCIPAL AMOUNT]

     ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL BEARER NOTE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN. THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW OF JAPAN AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

                               ABN AMRO BANK N.V.
                       GLOBAL MEDIUM-TERM NOTE, SERIES B
                                (Floating Rate)
                     Fully and Unconditionally Guaranteed by
                             ABN AMRO Holding N.V.

---------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:              INTEREST ACCRUAL DATE:              INTEREST PAYMENT DATE(S):
---------------------------------------------------------------------------------------------------
MATURITY DATE:                    INITIAL INTEREST RATE:              INTEREST PAYMENT PERIOD:
---------------------------------------------------------------------------------------------------
BASE RATE:                        INITIAL INTEREST RESET              INTEREST RESET PERIOD:
                                     DATE:
---------------------------------------------------------------------------------------------------
INDEX MATURITY:                   MAXIMUM INTEREST RATE:              INTEREST RESET DATE(S):
---------------------------------------------------------------------------------------------------
SPREAD (PLUS OR MINUS):           MINIMUM INTEREST RATE:              CALCULATION AGENT:
---------------------------------------------------------------------------------------------------
SPREAD MULTIPLIER:                INITIAL REDEMPTION DATE:            SPECIFIED CURRENCY:
---------------------------------------------------------------------------------------------------
EUROCLEAR NO:                     INITIAL REDEMPTION                  INDEX CURRENCY:
                                     PERCENTAGE:
---------------------------------------------------------------------------------------------------
CLEARSTREAM NO:                   ANNUAL REDEMPTION                   DESIGNATED CMT TELERATE
                                     PERCENTAGE REDUCTION:               PAGE:
---------------------------------------------------------------------------------------------------
COMMON CODE:                      OPTIONAL REPAYMENT                  DESIGNATED CMT MATURITY
                                     DATE(S):                            INDEX:
---------------------------------------------------------------------------------------------------
ISIN:                             REDEMPTION NOTICE PERIOD:(1)        MINIMUM DENOMINATIONS:
---------------------------------------------------------------------------------------------------
REPORTING SERVICE:                                                    EXCHANGE FOR REGISTERED
                                                                      NOTES: [NO](2)
---------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
---------------------------------------------------------------------------------------------------

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to bearer, upon surrender hereof, the principal amount specified in Schedule A hereto, on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon, from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until but excluding the Initial Interest Reset Date specified above, and on and after at a rate per annum determined in accordance with the provisions specified in the Permanent Global Bearer Note (as

----------------

     (1) Applicable if other than 30-60 days. Consult with Euroclear or Clearstream if a shorter redemption is requested. A minimum of 10 days may be possible.

     (2) Unless explicitly stated otherwise in term sheet, practice has been to exclude this option.

defined below) until but excluding the date such principal amount is paid or duly made available for payment (except as provided below). The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs fifteen days or less prior to the first Interest Payment Date occurring after the Interest Accrual Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date (as specified above) or redemption or repayment date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

     Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal amount hereof has been paid or duly made available for payment. Upon any payment of interest on this Note, the Principal Paying Agent (as defined below) shall cause Schedule A of this Note to be endorsed to reflect such payment. No payment on this Note will be made at any office or agency of the Issuer or the Guarantor, as the case may be, in the United States or by check mailed to an address in the United States (as defined below) or by wire transfer to an account maintained by the holder of this Note with a bank in the United States except as may be permitted under United States federal tax laws and regulations then in effect without adverse tax consequences to the Issuer or the Guarantor, as the case may be. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents (as defined below) would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. Notwithstanding any other provision of this Note, no payment of principal or interest shall be made on any portion of this Note unless there shall have been delivered to the Principal Paying Agent a certificate substantially in the form of Exhibit A hereto with respect to the portion of this Note with respect to which such principal or interest is to be paid. Such certificate shall have
been delivered to the Principal Paying Agent by[                             ],
as operator of the Euroclear System (the "Euroclear Operator"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), and/or any other relevant clearing system (including Societe Interprofessionelle pour la Compensation des Valeurs Mobilieres and the Intermediaires financiers habilites authorized to maintain accounts therein (SICOVAM")), as the case may be, and shall be based on a certificate substantially in the form of Exhibit B hereto provided to the Euroclear Operator, Clearstream, Luxembourg and/or any other relevant clearing system, as the case may be, by those of its account holders who are to receive such payment of principal or interest.

     This Note is issued in temporary global bearer form and represents all or a portion of a duly authorized issue of Global Medium-Term Notes, Series B (the "Notes") of the Issuer and fully and unconditionally guaranteed by ABN AMRO Holding N.V. (the "Guarantor", which term includes any successor guarantor under the Indenture). The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture) as supplemented by the First Supplemental Indenture dated as of September __, 2003, among the Issuer, the Trustee and the Guarantor (as may be further amended or supplemented from time to time, the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee, the Guarantor and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed [ ], as its principal paying agent for the Notes (the "Principal Paying Agent," which term includes any additional or successor Principal Paying Agent appointed by the Issuer).

     Except as otherwise provided herein, this Note is governed by the terms and conditions of the Permanent Global Floating Rate Bearer Note (the "Permanent Global Bearer Note") to be issued in exchange for this Note, which terms and conditions are hereby incorporated by reference herein mutatis mutandis and shall be binding on the Issuer and the holder hereof as if fully set forth herein. The form of the Permanent Global Bearer Note is attached hereto.

     This Note is exchangeable in whole or from time to time in part on or after the Exchange Date (as defined below) for an interest (equal to the principal amount of the portion of this Note being exchanged) in a single Permanent Global Bearer Note upon the request of the Euroclear Operator, Clearstream, Luxembourg and/or any other relevant clearing system, acting on behalf of the owner of a beneficial interest in this Note, to the Principal Paying Agent upon delivery to the Principal Paying Agent of a certificate substantially in the form of Exhibit A hereto with respect to the portion of this Note to be exchanged. Such certificate shall have been delivered to the Principal Paying Agent by the Euroclear Operator, Clearstream, Luxembourg and/or any other relevant clearing system, as the case may be, and shall be based on a certificate substantially in the form of Exhibit B hereto provided to the Euroclear Operator, Clearstream, Luxembourg and/or any other relevant clearing system, as the case may be, by those of its account holders having an interest in the portion hereof to be exchanged. Notwithstanding the foregoing, if this Note is subject to a tax redemption as described on the reverse of the Permanent Global Bearer Note attached hereto, interests in this Note may be exchanged for interests in a permanent Global Bearer Note on and after such redemption date as if such redemption date had been the Exchange Date, subject to receipt of the certificates described in the preceding sentence. Upon exchange of any portion of this Note for an interest in a Permanent Global Bearer Note, the Principal Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount being so exchanged. Except as otherwise provided herein, until exchanged for a Permanent Global Bearer Note, this Note shall in all respects be entitled to the same benefits under the Indenture as a duly authenticated and delivered Permanent Global Bearer Note.

     As used herein:

          (a) As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or in The City of London or (y) if this
     Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

          (b) the term "Exchange Date" means the date that is 40 days after the date on which the Issuer receives the proceeds of the sale of this Note (the "Closing Date"), provided that if an interest represented by this
     Note is held by ABN AMRO Incorporated, or any other manager participating in the distribution of the tranche of Notes of which this Note forms a part, as part of an unsold allotment or subscription more than 40 days after the Closing Date for this Note, the Exchange Date with respect to such interest shall be the day after the date such interest is sold by ABN AMRO Incorporated or such other manager, all as determined and notified to the Trustee by ABN AMRO Incorporated, or if ABN AMRO Incorporated did not participate in the distribution of such tranche, by the Issuer.

          (c) the term "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

All other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                  ABN AMRO BANK N.V.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Indenture.

JPMORGAN CHASE BANK,
   as Trustee


By:
   ------------------------------
   Authorized Officer

                                                                     SCHEDULE A


                             SCHEDULE OF EXCHANGES

     The Initial Principal Amount of this Note is ______________. The following payments of interest and exchanges of a part of this Note for an interest in a single Permanent Global Bearer Note have been made:

                                                   Principal Amount      Remaining Principal
                                                    Exchanged for         Amount Outstanding       Notation Made
   Date of Exchange                                   Permanent               Following          by or on Behalf of
  or Interest Payment     Payment of Interest     Global Bearer Note        Such Exchange      Principal Paying Agent
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

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

                                                                      EXHIBIT A


                      [FORM OF CERTIFICATE TO BE GIVEN BY
                THE EUROCLEAR OPERATOR, CLEARSTREAM, LUXEMBOURG
                   AND/OR ANY OTHER RELEVANT CLEARING SYSTEM]

                                  CERTIFICATE

                                ---------------

                               ABN AMRO Bank N.V.
                       Global Medium-Term Notes, Series B
                    Fully and Unconditionally Guaranteed by
                             ABN AMRO Holding N.V.

                 Represented by Temporary Global Note No ____.

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Appendix 2 to Exhibit B to the Euro Distribution Agreement relating to such Notes, as of the date hereof, __________ principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, an estate the income of which is subject to United States Federal income taxation regardless of its source or a trust if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust ("United States persons"), (ii) is owned by United States persons that
(a) are foreign branches of United States financial institutions (as defined in the applicable U.S. Treasury Regulations) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and such United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Any certification we have received by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certifications from our Member Organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii).

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify (i) that we are not making available herewith for exchange (or, if relevant, seeking to collect principal or interest with respect to) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith (or, if relevant, with respect to which principal or interest is being requested) are no longer true and cannot be relied upon as the date hereof.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  _______________, 20__

[To be dated no earlier than
[insert date of Interest Payment Date prior to Exchange Date]
[insert date of Redemption Date prior to Exchange Date]
[insert Exchange Date]]

                                        [
                                                           , as Operator of the
                                        Euroclear System]

                                        [CLEARSTREAM BANKING, SOCIETE ANONYME]

                                        [OTHER]


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT B


                 [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
           HOLDER OF THE EUROCLEAR OPERATOR, CLEARSTREAM, LUXEMBOURG
                   AND/OR ANY OTHER RELEVANT CLEARING SYSTEM]

                                  CERTIFICATE

                                 -------------

                               ABN AMRO Bank N.V.
                       Global Medium-Term Notes, Series B
                     Fully and Unconditionally Guaranteed by
                             ABN AMRO Holding N.V.

                  Represented by Temporary Global Note No __.

     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, an estate the income of which is subject to United States Federal income taxation regardless of its source or a trust if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in the applicable U.S. Treasury Regulations) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in the applicable U.S. Treasury Regulations), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certification excepts and does not relate to $___________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any principal or interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  _______________, 20__

[To be dated no earlier than the 10th day before [insert date of Interest Payment Date prior to Exchange Date]
[insert date of Redemption Date prior to Exchange Date]
[insert Exchange Date]]

                                          [NAME OF ACCOUNT HOLDER]


                                          By:
                                             ---------------------------------
                                             (Authorized Signatory)
                                             Name:
                                             Title:




                                      -3-